Exhibit 10.5
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AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT
This AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT (this “Agreement”), dated as of September 21, 2018, is entered into by and among Diversus, Inc., a Delaware corporation (“Diversus”), Positive Physicians Holdings, Inc. a Pennsylvania corporation (the “Company”), Positive Physicians Insurance Exchange, a Pennsylvania domiciled reciprocal inter-insurance exchange (“PPIX”), Physician’s Insurance Program Exchange, a Pennsylvania domiciled reciprocal inter-insurance exchange (“PIPE”), and Professional Casualty Association, a Pennsylvania domiciled reciprocal inter-insurance exchange (“PCA”, and collectively with PPIX and PIPE, or each individually as the context requires, the “Exchanges”), and Insurance Capital Group, LLC (the “Standby Purchaser”).
W I T N E S S E T H:
WHEREAS, the parties hereto entered into a Supplemental Agreement dated June 8, 2018 (the “Supplemental Agreement”); and
WHEREAS, the Supplemental Agreement related to a certain Standby Purchase Agreement dated June 8, 2018 by and among the Exchanges, Diversus and the Standby Purchaser, which is being amended contemporaneously herewith pursuant to an Amendment to Standby Agreement (as amended, the “Standby Agreement”); and
WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Standby Agreement; and
WHEREAS, the parties wish to amend and restate the Supplemental Agreement to reflect the matters that are being amended in the Standby Agreement.
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NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:
Section 1.    Diversus’ Agreements Relating to the Conversion.
(a)     Diversus agrees to execute and deliver the Diversus Management Agreement and the Merger Option Agreement at the Closing and to cause Diversus Management, Inc. to execute and deliver the Management Agreement at the Closing.
(b)     Diversus agrees to use good faith efforts to negotiate a modification of the terms of the debt of Diversus to its lenders that remains as an obligation of Diversus after giving effect to the repayment by Diversus of $10 million in principal amount of such indebtedness using the proceeds of the payment referenced in Section 8(b)(v) of the Standby Agreement, provided that the terms of such debt are acceptable to Diversus in its reasonable discretion.
(c)     Diversus agrees to use good faith efforts to negotiate the terms of the Loan Agreement, provided the terms of the Loan Agreement are acceptable to Diversus in its sole discretion.

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(d)     Diversus agrees to use commercially reasonable efforts to negotiate the Intercreditor Agreement and, provided such Intercreditor Agreement is successfully negotiated, to enter into the Intercreditor Agreement at the Closing.
Section 2.     Amendments to the Standby Agreement. Without Diversus’ prior written consent and agreement, which such consent or agreement shall not be unreasonably withheld or delayed,
(a)     no changes may be made to the form or terms of the Diversus Management Agreement or the Merger Option Agreement; and
(b)     no amendments or changes may be made to the Standby Agreement that would (i) alter the terms of the Plans of Conversion, (ii) change the identity of the Standby Purchaser, or (iii) terminate the Standby Agreement other than pursuant to its self-operative terms.
Diversus hereby consents to the Amendment to Standby Stock Purchase Agreement in the form attached hereto as Exhibit A.
Section 3.     Termination Rights.
(a)     This Agreement will terminate automatically upon the termination of the Standby Agreement pursuant to its terms, subject to Section 2(b)(iii) hereof. In addition, Diversus shall have the right to terminate this Agreement prior to Closing if agreement is not reached on the terms of the amended or restated senior loan documents, the Loan Agreement, or the Intercreditor Agreement so long as Diversus shall have complied with its obligations to negotiate the terms thereof pursuant to Sections 1(b) through 1(d) hereof.
(b)     Shareholder Approval. Notwithstanding anything to the contrary herein or in the Standby Agreement or any other agreement contemplated hereby or thereby, the parties hereto acknowledge and agree that the obligation of Diversus hereunder to consummate the transactions contemplated by this Agreement, the Standby Agreement or any other agreement contemplated by this Agreement or the Standby Agreement (such agreements, the “Transaction Agreements” and such transactions, the “Transactions”) shall be conditioned upon the receipt of the Shareholder Approval (as defined below). Diversus covenants to submit the applicable Transaction Agreements and the Transactions to its shareholders within ten (10) days of receipt of a copy of the “Litigation Termination” (defined below). If Diversus does not receive the Shareholder Approval prior to (i) if such matters are submitted to a vote of shareholders at a meeting thereof called for the purpose of seeking a vote on such matters, the final adjournment of such meeting, or (ii) if such matters are submitted to the shareholders for action by written consent in lieu of a meeting, the earlier of (x) the date, if any, on which Diversus receives written instruments dissenting from such matters such that the Shareholder Approval shall be incapable of being obtained or (y) the close of business on the 30th calendar day following the date on which Diversus first mails any consent solicitation statement or other similar document seeking shareholder action by written consent in lieu of a meeting. Notwithstanding anything to the contrary herein or in the Standby Agreement or any other agreement contemplated hereby or thereby, the parties hereto acknowledge and agree that, solely in the case that Shareholder Approval is not obtained for the transactions contemplated herein and in the Standby Agreement

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in accordance with the foregoing, Diversus shall have the right to terminate this Agreement without further liability, obligation, cost or penalty and all of the rights of the parties hereto under this Agreement and the Standby Agreement shall thereupon terminate (other than the right of the Standby Purchaser to receive payment of the No-Vote Termination Fee pursuant to and in accordance with Section 13(e) of the Standby Agreement. For purposes of this Agreement, the term “Shareholder Approval” shall mean, with respect to the approval of the applicable Transaction Agreements and Transactions, the affirmative vote or written consent of the holders of (i) a majority in voting power of the outstanding shares of capital stock of Diversus entitled to vote thereon and (ii) a majority of the outstanding shares of Series A Preferred Stock, par value $0.0001 per share, entitled to vote thereon. For purposes of this Agreement, the term “Litigation Termination” shall mean the voluntary dismissal without prejudice of the litigation styled as Enstar Holdings (US) LLC, a Delaware limited liability company, individually, and derivatively on behalf of Nominal Defendant Diversus, Inc., as Plaintiff, v. Gregory Campbell, Scott Penwell, Lewis Sharps, James Zech, ICG and Professional Casualty Holdings, Inc., as Defendants, and Diversus Inc., as Nominal Defendant, in the Court of Chancery of the State of Delaware, C.A. No. 2018-0211-JRS, which dismissal shall be with prejudice as of the Closing.
Section 4.     Miscellaneous. This Agreement supersedes the original Supplemental Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e‑mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

DIVERSUS, INC.

By:	/s/ Lewis S. Sharps
Name: Lewis S. Sharps M.D
Title: President

POSITIVE PHYSICIANS HOLDINGS, INC.

By:	/s/ Lewis S. Sharps
Name: Lewis S. Sharps M.D
Title: CEO

POSITIVE PHYSICIANS INSURANCE EXCHANGE

By:	/s/ Lewis S. Sharps
Name: Lewis S. Sharps M.D
Title: CEO

PHYSICIAN’S INSURANCE PROGRAM EXCHANGE

By:	/s/ Lewis S. Sharps
Name: Lewis S. Sharps M.D
Title: CEO

PROFESSIONAL CASUALTY ASSOCIATION

By:	/s/ Lewis S. Sharps
Name: Lewis S. Sharps M.D
Title:

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INSURANCE CAPITAL GROUP, LLC
By:	ICG Management, LLC, its managing member

By:	/s/ Craig A. Huff
Name: Craig A. Huff
Title: Co-Managing Member

By:	/s/ Matthew T. Popoli
Name: Matthew T. Popoli
Title: Co-Managing Member